Exhibit (a)(1)(e)

FORM OF ADDENDUM

This Addendum sets forth all options to purchase shares of American Tower Corporation Class A common stock that have been granted to you and that are eligible for amendment pursuant to the Offer to Amend Certain Options, dated November 29, 2006. The information set forth below regarding your eligible options includes:

•	the number of shares subject to each option as of , 2006;

•	the original exercise price of each option;

•	the revised exercise price of each option, if you submit the option for amendment; and

•	the cash payable with respect to each option, if you submit the option for amendment, and you are not an executive officer, director or certain other specified officer.

Optionee Name:

Eligible Options:

Option Number	Option Date	Number of Shares Subject to Option	Original Option Exercise Price	Option Exercise Price (Revised)	Cash Payment
XXXXXX	XXXXXX	XXXXXX	XXXXXX	XXXXXX	XXXXXX

If you have any questions about the list of eligible options set forth in this Addendum, please direct them to Suzanne Walsh, Benefits Manager, at:

American Tower Corporation
(617) 375-7500
benefits@americantower.com